UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 16, 2016

Date of Report (Date of earliest event reported)

YuMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36039	27-0111478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1204 Middlefield Road, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 591-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 18, 2016, YuMe, Inc., (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2015. A copy of this press release is attached hereto as exhibit 99.1.

The information included in exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements

2016 Cash Incentive Plan

On February 16, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company adopted the Company’s 2016 Cash Incentive Plan (the “CIP”) for the year ending December 31, 2016. The purpose of the CIP is to motivate and reward eligible employees, including executive officers of the Company, by making a portion of their cash compensation dependent on the achievement of Company performance goals. The participants in the CIP include executive officers of the Company and such other employees of the Company as determined by the Chief Executive Officer (each a “Participant”). Participants who are compensated under a sales incentive plan or a business development plan may be eligible to participate in the CIP. The CIP covers the 12-month or shorter period during 2016 specified by the Committee for a Participant (the “Plan Period”).

The Committee will select the specific performance measure or measures for each Plan Period, in accordance with the guidelines provided in the CIP. The incentive target for each Participant who is an executive officer shall be an amount specified by the Committee as of the beginning of the Plan Period. The weighting factors used to determine the annual incentive payment for each Participant will be: (i) a Company performance multiplier based on the performance measures selected by the Committee for the Plan Period; and (ii) an individual performance multiplier based upon performance versus individual objectives for the Participant. The relative weighting of these factors will be established by the Committee. The Chief Executive Officer will determine the individual performance of each Participant. The performance of the Chief Executive Officer will be determined by the Committee.

The Committee will establish minimum thresholds for the performance measures during the Plan Period that must be exceeded before an incentive is earned. The amount earned by a Participant under the CIP is determined by multiplying the Participant’s individual performance multiplier, if applicable, against the achievement of the applicable performance measure(s), or as otherwise determined by the Committee.

Payments under the CIP, if any, shall be paid to Participants within 60 days after the end of the Plan Period, or as otherwise determined by the Company's Chief Executive Officer; provided that payments may be deferred if and to the extent it is deemed to be necessary to comply with Section 409A of the Internal Revenue Code.

The Committee reserves the right to terminate or modify the CIP for any reason at any time prior to the date of payment, and any future incentive plan shall be at the discretion of the Committee or the Board.

This description of the CIP is a summary and is subject to and qualified in its entirety by the terms of the CIP, a copy of which is attached as Exhibit 99.2 and incorporated herein by reference.

Item 8.01	Other Events.

On February 16, 2016, the Board set the date of the 2016 annual stockholders meeting, which will be held on May 27, 2016, at Fenwick & West LLP, 801 California Street, Mountain View, CA 94041. The record date for the meeting is March 31, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release dated February 18, 2016 (furnished)
99.2	2016 Cash Incentive Plan (filed)
99.3	Advertiser Metrics (furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YuMe, Inc.

/s/ Tony Carvalho

Tony Carvalho
Chief Financial Officer
(Principal Financial Officer and Duly Authorized Signatory)

Dated: February 18, 2016

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated February 18, 2016
99.2	2016 Cash Incentive Plan
99.3	Advertiser Metrics